UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2005

FC Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio	33-53596	34-1718070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

105 Washington Square, Bucyrus, Ohio	44820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 419-562-7040

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 17, 2005, the Company’s Board of Directors appointed Larry Morrison to fill a vacancy in Class II of the Board created by the departure of Joan C. Stemen on June 30, 2004. Mr. Morrison, an accountant with the firm of Kleshinski, Morrison & Morris, LLP, has not, as of yet, been appointed to any committees of the Company’s Board of Directors.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Dated: June 21, 2005	FC Banc Corp.
	By:	/s/ Coleman J. Clougherty
Coleman J. Clougherty
President